Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Stephanie Hillstrom	Anne Coyle
Director, Investor Relations	Weber Shandwick
(415) 343-7640	(617) 520-7007
investor.relations@micromuse.com	acoyle@webershandwick.com

February 10, 2004

Micromuse Reports Preliminary Fiscal Q1 2004 Financial Results

Company Delivers Total Revenue of $37.0 Million

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSEE), the leading provider of business and service assurance software, reported preliminary financial results today for fiscal Q1 2004 ended December 31, 2003. Total revenue for fiscal Q1 was $37 million. The Company expects that pro forma net income for the quarter – which specifically excludes the amortization of intangible assets, the cost of the internal inquiry, certain stock-based compensation costs, and their related income tax effects – will be approximately $0.05 per share on a diluted basis and that net income on a GAAP basis for fiscal Q1 will be approximately $0.02 per share on a diluted basis. For a comparison of expected quarterly pro forma and GAAP earnings per share, please refer to the reconciliation statement at the bottom of this press release.

“We are more excited than ever about the strength of our business,” said Lloyd Carney, Micromuse Chairman and CEO. “We saw growth across our product families, across the verticals, and in all major geographic regions. Our strong results in Q1 show that we continue to be recognized for our technical leadership, strong market position, the immediate ROI we provide to our customers, and the breadth, scalability, and ease of use of Netcool solutions.”

Fiscal Q1 2004 Highlights

•	Total revenue was $37.0 million.

•	License revenue was 55% of total revenue, while maintenance and services contributed the remaining 45% of total revenue.

•	Days sales outstanding were 44 days.

•	Deferred revenue ended at $40.6 million.

•	Arun Oberoi joined Micromuse as Executive Vice President of Global Sales and Technical Services.

Fiscal Q2 2004 Outlook

Micromuse establishes the following guidance for the quarter ending March 31, 2004, based on information available as of February 10, 2004:

•	The Company anticipates that fiscal Q2 revenue will be in the range of $38 to $39 million.

•	The Company anticipates that earnings per share on a pro forma basis will be in the range of $0.04 to $0.05 on a diluted basis.

•	The Company anticipates that earnings per share on a GAAP basis will be in the range of $0.01 to $0.02 on a diluted basis.

For a comparison of pro forma and GAAP guidance for fiscal Q1, please refer to the reconciliation statement at the bottom of this press release.

Restatement Status

On December 30, 2003, Micromuse announced that the filing of its fiscal year 2003 Form 10-K, due on December 29, 2003, was delayed pending completion of a Company-led internal inquiry primarily regarding the accounting for accrued expenses and expense recognition. The filing of the Company’s Form 10-Q for Q1 fiscal 2004 ended December 31, 2003, will also be delayed pending completion of the internal inquiry and the restatement of historical financial statements, including adjustments to previously published financial results for fiscal years ending September 30, 2000, 2001, 2002, and 2003. The Company’s goal is to complete the restatement process and file its annual report including audited financial statements not later than the date for filing the Form 10-Q for the fiscal quarter ending March 31, 2004. The Form 10-Q for Q1 fiscal 2004 ended December 31, 2003, is expected to be filed on or about the date that the fiscal year 2003 Form 10-K is filed.

The Company’s restatement is not expected to have a material impact on the Company’s historically reported revenues during the restatement and adjustment period. In addition, cash and cash equivalents balances are not expected to be adjusted, and Micromuse remains debt-free.

On December 29, 2003, Micromuse notified the Securities and Exchange Commission of the Company-led inquiry and the Company’s decision to restate previously published financial results. The SEC is conducting an informal inquiry of the events surrounding the restatement, and the Company is cooperating fully.

At the Company’s request, a hearing was held before the Nasdaq Listing Qualifications Panel on February 5, 2004, concerning the Company’s noncompliance with the requirement under Nasdaq listing standards for timely SEC reporting. The Company requested continued listing of its stock pending completion of the Company-led restatement process and filing the delayed fiscal 2003 Form 10-K and Q1 fiscal 2004 Form 10-Q. The Panel requested additional information, which the Company has agreed to provide.

Micromuse and certain of its current and former officers and directors have been named in several lawsuits arising from the restatement announcement. The Company believes that the lawsuits are without merit and the Company will vigorously assert all available defenses.

Fiscal Q1 2004 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Tuesday, February 10, 2003 at 2:00pm PT, 8:00pm ET to announce pro forma and GAAP results for the first quarter fiscal year 2004. The live call will be available to the general public by dialing 888-428-4473 (domestic) or 612-326-1003 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/. From the web site home page, select the “Our Company” link and then select “Investor Relations” to access the live webcast.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 718382. The replay will be available from Tuesday, February 10 at 7:15pm PT until Tuesday, February 17 at 11:59pm PT. The replay will also be available as an archived audio file at http://www.micromuse.com/. From the web site home page, select the “Our Company” link, the “Investor Relations” link, and the “Audio Archives” link to access the web-based replay.

About Micromuse

Micromuse Inc. (Nasdaq: MUSEE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organization with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile, and Verizon.

Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: possible changes in the scope and nature of and uncertain time needed to complete the internal inquiry relating to our delayed fiscal 2003 Form 10-K filing and delayed Q1 fiscal 2004 Form 10-Q filing; the uncertain extent to which prior period financial information will need to be restated upon completion of the internal inquiry; whether or not the SEC will commence any further inquiry and/or investigation into these or other matters affecting the company; uncertainties that may be associated with any Nasdaq hearing or appeals that seek to avoid delisting of the Company’s stock from the Nasdaq National Market for failure to timely file the fiscal 2003 Form 10-K and Q1 fiscal 2004 Form 10-Q; the results and effect of the company’s inquiry once completed, uncertainties relating to the time needed by the company’s independent auditors to complete the fiscal 2003 audit; uncertainty as to when the fiscal 2003 Form 10-K and the Q1 fiscal 2004 Form 10-Q will be filed; uncertainties associated with patent litigation and uncertainties associated with class action lawsuits that have been filed against the Company and certain officers as a result of the Company’s intended restatement; fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.

IMPACT OF PRO FORMA ADJUSTMENTS ON GAAP DILUTED NET INCOME PER SHARE

	Three months ended December 31, 2003	Three months ended December 31, 2003 (In millions)
GAAP net income -	$0.02	$1.6
Amortization of other intangible assets	$0.02	$1.6
Cost of the internal inquiry	$0.02	$2.0
Stock-based compensation	$0.00	$0.1
Income tax effect	$(0.01)	$(0.9)

PRO FORMA net income -	$0.05	$4.4

Share count in millions	82.0	82.0

Pro forma earnings results and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of other intangible assets, the write off of in-process research and development, the cost of the internal inquiry, certain stock-based compensation costs, restructuring charges, executive recruiting costs, and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. Pro forma earnings results should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME

PER SHARE

(As of February 10, 2004)

Three months ended March 31, 2004
GAAP diluted net income per share	$0.01 to $0.02
Amortization of other intangible assets	$0.02
Cost of the internal inquiry	$0.01 to $0.015
Income tax effect	$(0.01)

PRO FORMA diluted net income per share	$0.04 to $0.05